SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           COLORMAX TECHNOLOGIES, INC.
                           ---------------------------

             (Exact Name of Registrant as Specified in its Charter)

                   Delaware                                75-1329265
                   --------                                ----------
         (State or Other Jurisdiction                 (IRS Emplolyer ID No.)
      or incorporation or organization)



                              14251-A Chambers road
                            Tustin, California 92780

                    (Address of Principal Executive Offices)

                                 (714) 730-7900
                                 --------------


                (Issuer's Telephone Number, including Area Code)

                         Marketing Consulting Agreements
                         -------------------------------
                            (Full Title of the Plan)

                                    Julie Kim
                              14251-A Chambers Road
                            Tustin, California 92780
                            ------------------------
                     (Name and Address of Agent for Service)

                                 (714) 730-7900
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------


                                  Proposed     Proposed
Title of                          Maximum       Maximum           Amount of
be Registered     Amount to       Price per    Aggregate          Registration
Securities to   be Registered     Unit         Offering Price     Fee

- --------------------------------------------------------------------------------
$0.001 par
value common
voting stock     250,000          $5.275      $1,318,750           $366.61

                                     PART I

Item 1.  Plan Information.
- --------------------------

         Plan.
         -----

Copies of the Marketing Consulting Agreement with E.S. Whang (the "Plan") is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plan Annual Information.
- ---------------------------------------------------------------------

         Available Information.
         ----------------------

Copies of the Plan, 10-KSB Annual Report of the Registrant for the calendar year ended December 31, 1998, all 10- QSB Quarterly Reports, any Current Reports and/or proxy or information statements filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

The Registrant also undertakes to furnish, without charge, to any such participant or person purchasing any of the securities registered hereby copies of all of such documentation. Requests should be directed to Julie Kim, Secretary/Treasurer, at the address and telephone appearing on the cover page of this Registration Statement.

Additional   information  regarding  the  Registrant  may  be  reviewed  at  the
Commission's web site: www.sec.gov.

                                     PART II

               Information Required in the Registration Statement
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
- -------------------------------------------------

The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

         (a) The Registrant's 10-KSB Annual Report for the calendar year ended December 32, 1998, filed with the Commission on or about August 26, 1999;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past twelve months;

         (c)      Not applicable.

Item 4.  Description of Securities.
- -----------------------------------

         The Registrant is authorized to issue four classes of securities, being comprised of (i) $0.001 par value Common Stock (100,000,000 shares authorized);
(ii) $0.10 par value Class A Convertible Preferred Stock; (iii) $0.001 par value Class B Convertible Preferred Stock (50,000,000 shares authorized); and (iv) $0.001 par value Class C Convertible preferred Stock (50,000,000 shares authorized).

         The holders of the $0.001 par value Common Stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of Common Stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities and distribution of any preferential amount to preferred stockholders, as fixed by the Board of Directors of the Registrant. The holders of Common Stock shall be entitled to payment of dividends if, as and when declared by the Board of Directors. The rights, privileges, terms and conditions of the Preferred Shares shall be as set by the Board of Directors. As of the date of this Registration Statement, the Board of Directors has not assigned such rights, privileges, terms and conditions and no shares of Preferred Stock have been issued.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 5.  Interest of Named Experts and Counsel.
- -----------------------------------------------

         Gerald M. Conder, Esq., who has prepared this Registration Statement, and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, owns no shares of common stock of the Registrant and is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant. See Item 8 below.

Item 6.  Indemnification of Directors and Executive Officers.
- -------------------------------------------------------------

         Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Item 7.  Exemption from Registration Claimed.
- ---------------------------------------------

         None.

Item 8.  Exhibits.
- ------------------

Exhibit
Number
- ------

     5   Opinion regarding Legality

    23.1 Consent of Gerald M. Conder, Esq.

    23.2 Consent of Andersen, Andersen & Strong,
         Certified Public Accountants

    23.3 Consent of Crouch, Bierwolf & Chrisholm, Certified Public
         Accountants

    99.1 Marketing Consulting Agreement with E.S. Whang

                  Participant Response Letters

                  Participant Letters

Item 9.  Undertakings.
- ----------------------

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                      (i)  To  include  any  prospectus  required  by Section 10
                           (a)(3)  of the  Securities  Act of  1933  (the  "1933
                           Act");

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent cost-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii)To  include  any   additional  or  changed   material
                           information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

              (2) That, for the purpose of determining  any liability  under the
                  1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To  remove  from  registration  by means  of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tustin, State of California, on October 25, 1999.

                                   REGISTRANT

                         By Colormax Technologies, Inc.
                         ------------------------------



Date:    10/28/99            /s/ Donald H. Hansen, O.D.
         --------            --------------------------
                            Donald H. Hansen, O.D., President and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date:     10/28/99          By /s/ Donald H. Hansen, O.D.
          --------             --------------------------
                            Donald H. Hansen, O.D., President and Director

Date:     10/28/99          By /s/ John D. Jantzi, O.D.
          --------             ------------------------
                            John D. Jantzi, O.D., Vice President and Director

Date:     10/27/99          By /s/ Julie Kim
          --------             --------------
                            Julie Kim, Secretary/Treasurer and Director

              Securities and Exchange Commission file No. 001-07301

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           COLORMAX TECHNOLOGIES, INC.



                                  EXHIBIT INDEX


Exhibit
Number
- ------

     5   Opinion regarding Legality

    23.1 Consent of Gerald M. Conder, Esq.

    23.2 Consent of Andersen, Andersen & Strong,
         Certified Public Accountants

    23.3 Consent of Crouch, Bierwolf & Chrisholm, Certified Public
         Accountants

    99.1 Marketing Consulting Agreement with E.S. Whang

              Participant Response Letters

              Participant Letters